UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 14, 2010

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On September 14, 2010, FirstEnergy Corp. (FirstEnergy) held a special meeting of shareholders to approve: (i) the issuance of shares of FirstEnergy common stock pursuant to, and the other transactions contemplated by, the Agreement and Plan of Merger by and among FirstEnergy, Allegheny Energy, Inc (Allegheny Energy) and Element Merger Sub, Inc. (Merger Sub), dated February 10, 2010, as amended on June 4, 2010 (the Merger Agreement); and (ii) an amendment to FirstEnergy’s amended articles of incorporation to increase the number of shares of authorized common stock from 375,000,000 to 490,000,000.
FirstEnergy shareholders approved both matters. The following is a summary of the voting results presented to the shareholders:
     Issuance of FirstEnergy common stock and the other transactions contemplated by the Merger Agreement:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
241,218,811	5,914,109	1,575,464	0
     Amendment to FirstEnergy’s amended articles of incorporation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
239,882,477	7,166,174	1,659,733	0

Item 8.01	Other Events.
On September 14, 2010, FirstEnergy issued a news release announcing the results of the special meeting of shareholders. The proposed merger is expected to close in the first half of 2011, subject to customary closing conditions, including regulatory approvals, as outlined in the joint proxy statement/prospectus mailed to shareholders in July 2010. The news release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	News Release issued by FirstEnergy Corp. dated September 14, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.
September 14, 2010

FIRSTENERGY CORP.
Registrant

By:	/s/ Harvey L. Wagner

Harvey L. Wagner
Vice President, Controller and Chief Accounting Officer

3